Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form F-3/A of our report dated May 14, 2025, with respect to the consolidated financial statements of Meiwu Technology Company Limited and the subsidiaries as of December 31, 2024, 2023 and 2022 and for the years ended December 31, 2024, 2023 and 2022 which appears in the annual report on Form 20-F of Meiwu Technology Company Limited and the subsidiaries for the years ended December 31, 2024, 2023 and 2022.

Singapore

February 23, 2026

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